Exhibit 99.1

Contact:	Amy Agallar
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2023

MILWAUKEE— July 21, 2023 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $374.3 million in this year’s second quarter compared to $371.7 million in last year’s second quarter. Reported operating income in the second quarter of 2023 was $51.6 million compared to $55.2 million in the second quarter of 2022. Reported diluted earnings per share was 81 cents in the second quarter of 2023 compared to 92 cents in the second quarter of 2022. Foreign currency translation increased revenue by approximately 1% in the quarter and did not have a material impact on earnings per share in the current quarter.

BUSINESS REVIEW
	Reported
Revenue	Quarter	Year-to-Date
Flavors & Extracts	-0.6%	-1.3%
Color	2.7%	5.6%
Asia Pacific	-3.5%	3.1%
Total Revenue	0.7%	2.2%

	Local Currency(1)
Revenue	Quarter	Year-to-Date
Flavors & Extracts	-1.6%	-1.4%
Color	1.6%	5.7%
Asia Pacific	-0.7%	6.9%
Total Revenue	0.0%	2.6%

(1) Local currency percentage changes are described in more detail in the "Reconciliation of Non-GAAP Amounts" at the end of this release.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended June 30, 2023
July 21, 2023
The Flavors & Extracts Group reported second quarter revenue of $188.3 million compared to $189.3 million in last year’s second quarter, a decrease of 0.6%. Local currency revenue decreased 1.6% in the quarter. The Group’s revenue was negatively impacted by lower volumes, primarily due to customer destocking in certain product lines and market declines in certain product lines, partially offset by favorable pricing. Segment operating income was $24.5 million in the current quarter compared to $30.0 million reported in the comparable period last year, a decrease of 18.5%. Local currency operating income decreased 19.1% in the quarter. The lower operating income was primarily due to the lower volumes and higher input costs, partially offset by favorable pricing. Foreign currency translation increased segment revenue and operating income by approximately 1% in the quarter.

The Color Group reported revenue of $160.5 million in the quarter compared to $156.3 million in last year’s second quarter, an increase of 2.7%. Local currency revenue increased 1.6% in the quarter. The Group benefited from higher pricing offset by lower volumes in both the food and pharmaceutical and personal care product lines, primarily due to customer destocking and market declines in certain product lines. Segment operating income was $29.2 million in the quarter compared to $31.2 million in last year’s comparable period, a decrease of 6.3%. Local currency operating income decreased 7.6% compared to the prior year’s second quarter. The lower operating income is primarily a result of the lower volumes and higher input costs, partially offset by favorable pricing. Foreign currency translation increased segment revenue and operating income by approximately 1% in the quarter.

The Asia Pacific Group reported revenue of $36.0 million in the quarter compared to $37.3 million in last year’s second quarter, a decrease of 3.5%. Local currency revenue decreased 0.7% in the quarter, primarily as a result of lower volumes. Segment operating income was $7.6 million in the quarter compared to $7.7 million in last year’s second quarter, a decrease of 1.9%. Local currency operating income increased 0.9% in the quarter. Operating income benefited from higher pricing, which was offset by lower volumes and higher input costs. Foreign currency translation decreased segment revenue and operating income by approximately 3% in the quarter.

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended June 30, 2023
July 21, 2023
Corporate & Other reported an operating loss of $9.7 million in the current quarter compared to $13.7 million in last year’s second quarter, a decrease of 29.3%, primarily due to lower performance-based compensation.

2023 OUTLOOK

Sensient now expects 2023 full year GAAP diluted earnings per share to be down high single digits compared to our 2022 reported GAAP diluted earnings per share of $3.34 and also on a local currency basis compared to our 2022 adjusted diluted earnings per share(2) of $3.29. The Company’s previous 2023 full year GAAP diluted earnings per share guidance was for a flat to low single-digit growth rate compared to our 2022 reported GAAP diluted earnings per share and on a local currency basis compared to our 2022 adjusted diluted earnings per share(2).

The Company continues to expect 2023 revenue to grow at a mid-single-digit rate on a local currency basis compared to the Company’s 2022 revenue. The Company now expects 2023 adjusted EBITDA(2) to be down mid-single digits on a local currency basis compared to the Company’s 2022 adjusted EBITDA(2).  The Company’s previous 2023 adjusted EBITDA(2) guidance was to grow at a mid-to high single-digit rate on a local currency basis compared to the Company’s 2022 adjusted EBITDA(2).

The Company expects its 2023 diluted earnings per share to be impacted by higher interest rates and a higher tax rate.  Based on current exchange rates, the Company expects foreign exchange rates to be modestly favorable for the full year.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended June 30, 2023
July 21, 2023
The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.  We do not anticipate any divestiture related costs, operational improvement plan costs, or results of divested business in 2023 at this time.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, divestiture and other related costs and income, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2023 second quarter financial results at 8:30 a.m. CDT on Friday, July 21, 2023. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through July 28, 2023, by calling (877) 344-7529 and referring to conference identification number 8018105. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after July 25, 2023.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended June 30, 2023
July 21, 2023
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2023 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage economic and capital market conditions and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies; the availability and cost of labor, logistics, and transportation; the impact and uncertainty created by the COVID-19 pandemic and efforts to manage it on the global economy, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, governmental regulations and restrictions, and general economic conditions; the uncertain impacts of the ongoing conflict between Russia and Ukraine on our supply chain, input costs, including energy and transportation, and on general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended June 30, 2023
July 21, 2023
ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.
www.sensient.com
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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
(Unaudited)

Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,

	2023	2022	% Change	2023	2022	% Change

Revenue	$374,313	$371,706	0.7%	$743,319	$727,227	2.2%

Cost of products sold	252,136	240,703	4.7%	496,479	471,378	5.3%
Selling and administrative expenses	70,586	75,759	(6.8%)	144,411	147,816	(2.3%)

Operating income	51,591	55,244	(6.6%)	102,429	108,033	(5.2%)
Interest expense	6,352	3,083		12,354	6,076

Earnings before income taxes	45,239	52,161		90,075	101,957
Income taxes	11,206	13,514		22,391	26,239

Net earnings	$34,033	$38,647	(11.9%)	$67,684	$75,718	(10.6%)

Earnings per share of common stock:
Basic	$0.81	$0.92		$1.61	$1.81

Diluted	$0.81	$0.92		$1.60	$1.80

Average common shares outstanding:
Basic	42,043	41,893		42,006	41,879

Diluted	42,235	42,208		42,245	42,178

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2023	2022	% Change	2023	2022	% Change

Flavors & Extracts	$188,284	$189,337	(0.6%)	$367,136	$372,064	(1.3%)
Color	160,463	156,268	2.7%	321,624	304,706	5.6%
Asia Pacific	36,029	37,328	(3.5%)	76,114	73,793	3.1%
Intersegment elimination	(10,463)	(11,227)		(21,555)	(23,336)

Consolidated	$374,313	$371,706	0.7%	$743,319	$727,227	2.2%

Operating Income

Flavors & Extracts	$24,456	$30,013	(18.5%)	$46,636	$57,592	(19.0%)
Color	29,217	31,178	(6.3%)	61,102	61,835	(1.2%)
Asia Pacific	7,575	7,721	(1.9%)	16,816	15,925	5.6%
Corporate & Other	(9,657)	(13,668)		(22,125)	(27,319)

Consolidated	$51,591	$55,244	(6.6%)	$102,429	$108,033	(5.2%)

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Sensient Technologies Corporation	Page 8
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	June 30,	December 31,
	2023	2022

Cash and cash equivalents	$36,546	$20,921
Trade accounts receivable	300,741	302,109
Inventories	588,459	564,110
Prepaid expenses and other current assets	42,945	47,640
Total Current Assets	968,691	934,780

Goodwill & intangible assets (net)	440,038	434,315
Property, plant, and equipment (net)	504,981	483,193
Other assets	132,502	129,326

Total Assets	$2,046,212	$1,981,614

Trade accounts payable	$119,340	$142,365
Short-term borrowings	15,436	20,373
Other current liabilities	87,870	109,415
Total Current Liabilities	222,646	272,153

Long-term debt	686,589	630,331
Accrued employee and retiree benefits	27,141	26,364
Other liabilities	55,572	53,168
Shareholders' Equity	1,054,264	999,598

Total Liabilities and Shareholders' Equity	$2,046,212	$1,981,614

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net earnings	$67,684	$75,718
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	28,590	26,180
Share-based compensation expense	4,766	8,691
Net loss (gain) on assets	81	(38)
Deferred income taxes	(2,643)	12,244
Changes in operating assets and liabilities:
Trade accounts receivable	6,062	(41,592)
Inventories	(16,927)	(51,768)
Prepaid expenses and other assets	3,534	(25,919)
Trade accounts payable and other accrued expenses	(18,329)	20,501
Accrued salaries, wages, and withholdings	(19,713)	(4,188)
Income taxes	(1,998)	2,765
Other liabilities	595	199

Net cash provided by operating activities	51,702	22,793

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(45,137)	(32,468)
Proceeds from sale of assets	53	92
Other investing activities	2,054	1,571

Net cash used in investing activities	(43,030)	(30,805)

Cash flows from financing activities:
Proceeds from additional borrowings	187,037	69,424
Debt payments	(143,923)	(31,547)
Dividends paid	(34,577)	(34,446)
Other financing activities	(8,003)	(2,056)

Net cash provided by financing activities	534	1,375

Effect of exchange rate changes on cash and cash equivalents	6,419	6,168

Net increase (decrease) in cash and cash equivalents	15,625	(469)
Cash and cash equivalents at beginning of period	20,921	25,740
Cash and cash equivalents at end of period	$36,546	$25,271

Supplemental Information
Six Months Ended June 30,	2023	2022

Dividends paid per share	$0.82	$0.82

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Sensient Technologies Corporation	Page 10
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The following table summarizes the percentage change in the 2023 results compared to the 2022 results for the corresponding periods.

	Three Months Ended June 30,
Revenue	Total	Foreign Exchange Rates	Local Currency
Flavors & Extracts	(0.6%)	1.0%	(1.6%)
Color	2.7%	1.1%	1.6%
Asia Pacific	(3.5%)	(2.8%)	(0.7%)
Total Revenue	0.7%	0.7%	0.0%

Operating Income
Flavors & Extracts	(18.5%)	0.6%	(19.1%)
Color	(6.3%)	1.3%	(7.6%)
Asia Pacific	(1.9%)	(2.8%)	0.9%
Corporate & Other	(29.3%)	0.0%	(29.3%)
Total Operating Income	(6.6%)	0.7%	(7.3%)
Diluted Earnings Per Share	(12.0%)	0.0%	(12.0%)
Adjusted EBITDA	(6.0%)	0.6%	(6.6%)

	Six Months Ended June 30,
Revenue	Total	Foreign Exchange Rates	Local Currency
Flavors & Extracts	(1.3%)	0.1%	(1.4%)
Color	5.6%	(0.1%)	5.7%
Asia Pacific	3.1%	(3.8%)	6.9%
Total Revenue	2.2%	(0.4%)	2.6%

Operating Income
Flavors & Extracts	(19.0%)	0.3%	(19.3%)
Color	(1.2%)	(0.5%)	(0.7%)
Asia Pacific	5.6%	(4.1%)	9.7%
Corporate & Other	(19.0%)	0.0%	(19.0%)
Total Operating Income	(5.2%)	(0.8%)	(4.4%)
Diluted Earnings Per Share	(11.1%)	(1.1%)	(10.0%)
Adjusted EBITDA	(5.0%)	(0.6%)	(4.4%)

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and six months ended June 30, 2023 and 2022.

	Three Months Ended June 30,			Six Months Ended June 30,

	2023	2022	% Change	2023	2022	% Change
Operating income (GAAP)	$51,591	$55,244	(6.6%)	$102,429	$108,033	(5.2%)
Depreciation and amortization	14,440	13,124		28,590	26,180
Share-based compensation expense	2,499	4,528		4,766	8,691
Adjusted EBITDA	$68,530	$72,896	(6.0%)	$135,785	$142,904	(5.0%)

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Sensient Technologies Corporation	Page 11
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued
The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the trailing twelve months ended June 30, 2023 and 2022.

	June 30,
Debt	2023		2022
Short-term borrowings	$15,436		$26,624
Long-term debt	686,589		498,715
Credit Agreement adjustments(1)	(19,755)		(13,744)
Net Debt	$682,270		$511,595

Operating income (GAAP)	$191,147		$195,411
Depreciation and amortization	54,877		52,414
Share-based compensation expense	12,213		14,076
Other non-operating (gains) losses(2)	(3,326)		200
Credit Adjusted EBITDA	$254,911		$262,101

Net Debt to Credit Adjusted EBITDA	2.7	x	2.0	x

(1) Adjustments include cash and cash equivalents, as described in the Company's Third Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(2) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

The following table summarizes the reconciliation between Diluted Earnings Per Share (GAAP) and Adjusted Diluted Earnings Per Share for the twelve months ended December 31, 2022.

Twelve Months Ended December 31,
2022
Diluted earnings per share (GAAP)	$3.34
Divestiture & other related income, net of tax	(0.04)
Adjusted diluted earnings per share	$3.29

Note: Earnings per share calculations may not foot due to rounding differences.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.